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                              WACHOVIA CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES
                                                                      EXHIBIT 12

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                                                   Three Months             Year
                                                      Ended                 Ended
                                                     March 31            December 31
(A) EXCLUDING INTEREST ON DEPOSITS                     1997                 1996
                                                 -----------------     ----------------
Earnings:
  Income before income taxes                             $234,835             $934,902
  Less capitalized interest                                     -                    -
  Fixed charges                                           189,193              804,019
                                                 -----------------     ----------------
    Earnings as adjusted                                 $424,028           $1,738,921
                                                 =================     ================

Fixed charges:
  Interest on purchased and other
   short term borrowed funds                              $95,069             $431,094
  Interest on long-term debt                               90,766              359,946
  Portion of rents representative of the
   interest factor (1/3) of rental expense                  3,358               12,979
                                                 -----------------     ----------------
    Fixed charges                                        $189,193             $804,019
                                                 =================     ================


Ratio of earnings to fixed charges                           2.24X                2.16X

(B) INCLUDING INTEREST ON DEPOSITS:
  Adjusted earnings from (A) above                       $424,028           $1,738,921
  Add interest on deposits                                232,120              881,562
                                                 -----------------     ----------------
Earnings as adjusted                                     $656,148           $2,620,483
                                                 =================     ================

Fixed charges:
  Fixed charges from (A) above                           $189,193             $804,019
  Interest on deposits                                    232,120              881,562
                                                 -----------------     ----------------
Adjusted fixed charges                                   $421,313           $1,685,581
                                                 =================     ================

Adjusted earnings to adjusted fixed                          1.56X                1.55X
 charges
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